UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to our financial statements under Part I, Item 1. Financial Statements and to Results of Operations and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (“Third Quarter Form 10-Q”), and to Note 2 – Rate and Regulatory Matters to our financial statements under Part II, Item 8. Financial Statements and Supplementary Data and to Results of Operations and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2011 (“Form 10-K”), of registrants Ameren Corporation and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of Ameren Missouri’s request to the Missouri Public Service Commission (“MoPSC”) to increase its annual revenues for electric service.

On December 12, 2012, the MoPSC issued an order (“Order”) approving an increase in Ameren Missouri’s annual revenues for electric service of approximately $260 million, including approximately $84 million related to the increase in net fuel costs above the net fuel costs included in base rates previously authorized by the MoPSC in its July 2011 electric rate order (“July 2011 Order”) and approximately $80 million related to the recovery of costs associated with energy efficiency programs under the Missouri Energy Efficiency Investment Act. The remaining increase of approximately $96 million approved by the Order was for other non-fuel costs, including $10 million for increased pension and other post-employment benefit costs and approximately $6 million for increased amortization of regulatory assets. The revenue increase was based on a 9.8% return on equity, a capital structure composed of 52.3% common equity and a rate base of approximately $6.8 billion.

The MoPSC also approved Ameren Missouri’s continued use of its fuel adjustment clause, or FAC. The FAC provides for the adjustment of electric rates three times per year for a pass through to customers of 95% of changes in fuel and purchased power costs net of off-system revenues, subject to MoPSC prudency review. Transmission charges that had previously been included in the FAC remain in the FAC. Transmission revenues previously included in base rates will be included in the FAC prospectively. This change resulted in the portion of the rate increase attributed to net fuel costs being reduced, and the portion attributed to other non-fuel costs being increased, by $33 million as compared to base rates authorized in the July 2011 Order. This change in regulatory treatment will have no immediate impact on earnings. Further, the Order clarified that changes in costs for activated carbon, limestone and urea are included in the FAC.

The Order also granted Ameren Missouri’s request to continue to use its existing vegetation management and infrastructure inspection cost tracker and the regulatory tracking mechanism for pension and other post-employment benefit costs authorized by the MoPSC in earlier electric orders. In addition, the Order established a storm restoration cost tracking mechanism to facilitate the recovery in future rate cases of storm costs that vary from those included in rates, and allowed retention of the refund received in June 2012 from Entergy Arkansas, Inc. related to a power purchase agreement that existed prior to the implementation of the FAC. However, the MoPSC did not approve Ameren Missouri’s request for plant-in-service accounting treatment for assets placed in service between rate cases or recovery of its 2011 severance costs.

Rate changes consistent with the Order are expected to become effective on or before January 2, 2013, with Ameren Missouri’s filing and MoPSC’s acceptance of conforming tariffs. Ameren Missouri is evaluating the Order and has not decided whether to seek rehearing of any aspect of the Order or subsequently appeal any aspect of the Order. Moreover, the Missouri Office of Public Counsel and the intervenor parties to this case may similarly seek rehearing or subsequently appeal any aspect of the Order. Ameren Missouri cannot predict whether any such application for rehearing or appeal will be filed, or the outcome if so filed.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in the Form 10-K and the Third Quarter Form 10-Q and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of any appeals related to the Order; Ameren Missouri’s FAC prudence review and the related request for an accounting authority order; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•	changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Missouri;

•

the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation;

•

the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest;

•	the development of a multiyear capacity market within the Midwest Independent Transmission System Operator, Inc. (“MISO”) and the outcomes of MISO’s inaugural annual capacity auction in 2013;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets, deterioration in credit metrics of the Ameren companies, or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•

the impact of weather conditions and other natural phenomena on us and our customers, including the impacts of droughts which may cause lower river levels and could limit our energy centers’ ability to generate power;

•	the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	the extent to which Ameren Missouri prevails in its claims against insurers in connection with its Taum Sauk pumped-storage hydroelectric energy center incident;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with a proposed second unit at its Callaway energy center;

•

operation of Ameren Missouri’s Callaway energy center, including planned and unplanned outages, decommissioning costs and potential increased costs because of Nuclear Regulatory Commission orders to address nuclear plant readiness as a result of nuclear-related developments in Japan in 2011;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•

the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ energy centers or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Warner L. Baxter
Name:	Warner L. Baxter
Title:	Chairman, President and Chief Executive Officer

Date: December 17, 2012